UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2022

Atlanticus Holdings Corporation

(Exact name of registrant as specified in its charter)

Georgia	000-53717	58-2336689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Concourse Parkway, Suite 300, Atlanta, Georgia 30328
(Address of principal executive offices)

Registrant’s telephone number, including area code: 770-828-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol	Name of exchange on which registered

Common stock, no par value	ATLC	Nasdaq Global Select Market

7.625% Series B Cumulative Perpetual Preferred Stock, no par value	ATLCP	Nasdaq Global Select Market

6.125% Senior Notes due 2026	ATLCL	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2022, the Board of Directors (the “Board”) of Atlanticus Holdings Corporation (the “Company”) appointed Dennis H. James, Jr. to the Board, effective April 1, 2022. When he joins the Board, he will serve as the Chair of the Audit Committee and a member of the Nominating and Corporate Governance Committee. The Board has determined that Mr. James is an independent director within the meaning of Nasdaq Rule 5605.

Mr. James, age 51, has been Chief Executive Officer of ScoresMatter, Inc., a digital marketing firm, since May 2015. From 2007 to 2015, he served as Chief Executive Officer of International Media Technologies, LLC, an online media and lead generation business. Earlier in his career, Mr. James worked for seven years in the corporate and investment banking division and the structured finance group of Truist Financial Corporation (formerly SunTrust Banks, Inc.). He holds a bachelor’s degree from the Georgia Institute of Technology and earned his M.B.A. from the Wharton School of the University of Pennsylvania. Mr. James serves as an Advisory Board Member of the Scheller College of Business of the Georgia Institute of Technology.

Mr. James will receive compensation for service as a non-employee director in accordance with the Company’s Outside Director Compensation Package, which provides for 2022 compensation of an annual cash retainer of $50,000, an annual fee of $25,000 for service as Chair of the Audit Committee, Board meeting attendance fees of $3,000 per meeting, Board committee meeting attendance fees of $1,500 per meeting and an annual equity award of 1,000 shares of restricted stock.

Mr. James does not have a family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between him and any other persons pursuant to which he was selected as a director, and there are no transactions requiring disclosure under Item 404(a) of Regulation S-K.

On March 21, 2022, the Company issued a press release announcing the appointment of Mr. James. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

On March 15, 2022, the Board authorized a new share repurchase plan for the repurchase of up to 5,000,000 shares of the Company’s common stock through June 30, 2024. Repurchases of common stock under the repurchase plan may be made, from time to time, in amounts and at prices the Company deems appropriate, subject to market conditions, applicable legal requirements, debt covenants and other considerations. Any such repurchases may be executed using open market purchases, privately negotiated agreements or other transactions, and may be funded from cash on hand, available borrowings or proceeds from potential debt or other capital markets sources.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release, dated March 21, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTICUS HOLDINGS CORPORATION

Date: March 21, 2022	By:	/s/ William R. McCamey
Name:William R. McCamey
Title: Chief Financial Officer

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